Exhibit 11.1

Consent Of Independent Auditors

We consent to the use in this filing of Form 1-K of our report dated April 29, 2022 relating to the financial statements of Connect Invest II LLC.

/s/ RubinBrown LLP

Las Vegas, Nevada

April 29, 2022